Perma-Fix Schedules Third Quarter 2008
Conference Call

ATLANTA – October 28, 2008 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 11:00 a.m. ET on Wednesday, November 5, 2008. The call will be available on the Company’s website at www.perma-fix.com, or by calling 877-407-8033 for U.S. callers, or 201-689-8033 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and Ben Naccarato, Vice President and Interim Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight November 12, 2008, and can be accessed by calling: 877-660-6853 (U.S. callers) or 201-612-7415 (international callers) and entering account #286, conference ID 301770.

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company’s increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including DOE, DOD, and nuclear utilities. The Company’s industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the Company operates seven major waste treatment facilities.

Please visit us on the World Wide Web at http://www.perma-fix.com.

*****

Contacts:
Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-9898	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316